Exhibit 99.1 (Filed herewith)

NEWS RELEASE

Media Contact:

Ken Golden

Director, Global Public Relations

Deere & Company

309-765-5678

Deere Announces Second-Quarter Earnings of $495 Million

•      Global farm recession, weak construction-equipment markets lead to lower sales and earnings for quarter and six months.

•      All company businesses remain profitable for both periods, aided by sound execution and disciplined cost management.

•      Full-year forecast calls for 9% sales decline and earnings of $1.2 billion.

MOLINE, Illinois (May 20, 2016) — Net income attributable to Deere & Company was $495.4 million, or $1.56 per share, for the second quarter ended April 30, compared with $690.5 million, or $2.03 per share, for the same period last year.

For the first six months of the year, net income attributable to Deere & Company was $749.8 million, or $2.36 per share, compared with $1.077 billion, or $3.14 per share, last year.

Worldwide net sales and revenues decreased 4 percent, to $7.875 billion, for the second quarter and declined 8 percent, to $13.400 billion, for six months. Net sales of the equipment operations were $7.107 billion for the quarter and $11.876 billion for the first six months, compared with $7.399 billion and $13.004 billion for the periods last year.

“John Deere’s second-quarter performance reflected the continuing impact of the downturn in the global farm economy and further weakness in the construction equipment sector,” said Samuel R. Allen, chairman and chief executive officer. “In the face of challenging market conditions, Deere’s businesses benefited from the sound execution of operating plans, the strength of a broad product portfolio and our success creating a more flexible cost structure.”

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Summary of Operations

Net sales of the worldwide equipment operations declined 4 percent for the quarter and 9 percent for the first six months compared with the same periods a year ago. Sales included price realization of 1 percent for both periods and an unfavorable currency-translation effect of 2 percent for the quarter and 3 percent for six months. Equipment net sales in the United States and Canada decreased 6 percent for the quarter and 11 percent year to date. Outside the U.S. and Canada, net sales decreased 1 percent for the quarter and 4 percent for the first six months, with unfavorable currency-translation effects of 4 percent and 7 percent for the periods.

Deere’s equipment operations reported operating profit of $688 million for the quarter and $902 million for six months, compared with $828 million and $1.242 billion last year. The declines for both periods were primarily due to lower shipment volumes, the unfavorable effects of foreign-currency exchange and the impact of a less favorable product mix. These factors were partially offset by price realization, lower production costs and lower selling, administrative and general expenses.

Net income of the company’s equipment operations was $393 million for the second quarter and $520 million for the first six months, compared with $524 million and $764 million for the corresponding periods of 2015.

Financial services reported net income attributable to Deere & Company of $102.6 million for the quarter and $232.0 million for six months compared with $169.8 million and $326.6 million last year. Lower results for both periods were primarily due to higher losses on lease residual values, less-favorable financing spreads and a higher provision for credit losses. Results for the first six months were also affected by the unfavorable effects of foreign-currency exchange translation. Prior-year results benefited from a gain on the sale of the crop insurance business.

Company Outlook & Summary

Company equipment sales are projected to decrease about 9 percent for fiscal 2016 and to be about 12 percent lower for the third quarter compared with year-ago periods. Included in the forecast is a negative foreign-currency translation effect of about 2 percent for the full year and 1 percent in the third quarter. For fiscal 2016, net income attributable to Deere & Company is anticipated to be about $1.2 billion.

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“Although our forecast calls for lower results this year in light of ongoing market pressures, Deere is continuing to perform at a much higher level than in previous downturns,” Allen said. “Deere’s financial condition remains strong and we believe the company is well-positioned to capitalize on attractive growth opportunities that will deliver value to our customers and investors in the future. At the same time, we are continuing to focus on ways to streamline our operations and make them more efficient and profitable.”

Equipment Division Performance

Agriculture & Turf. Sales were approximately the same for the quarter and down 5 percent for six months. The decline year-to-date was due largely to lower shipment volumes. Results for both periods were impacted by the unfavorable effects of foreign-currency translation, partially offset by price realization.

Operating profit was $614 million for the quarter and $759 million year to date, compared with $639 million and $907 million, respectively, last year. Lower results for both periods were driven primarily by the unfavorable effects of foreign-currency exchange, lower shipment volumes and a less favorable product mix, partially offset by price realization, lower production costs and lower selling, administrative and general expenses.

Construction & Forestry. Construction and forestry sales decreased 16 percent for the quarter and 20 percent for six months mainly as a result of lower shipment volumes and higher sales-incentive costs.

Operating profit was $74 million for the quarter and $143 million for six months, compared with $189 million and $335 million for the periods last year. Operating profit decreased for the quarter mainly due to lower shipment volumes, higher sales-incentive costs and a less favorable product mix, partially offset by lower production costs and lower selling, administrative and general expenses. Six-month results decreased primarily due to lower shipment volumes and higher sales-incentive costs, partially offset by lower selling, administrative and general expenses and lower production costs.

Market Conditions & Outlook

Agriculture & Turf. Deere’s worldwide sales of agriculture and turf equipment are forecast to decrease by about 8 percent for fiscal-year 2016, including a negative currency-translation effect of about 2 percent.

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Industry sales for agricultural equipment in the U.S. and Canada are forecast to be down 15 to 20 percent for 2016. The decline, reflecting the impact of low commodity prices and stagnant farm incomes, is expected to be most pronounced in the sale of higher-horsepower models.

Full-year 2016 industry sales in the EU28 are forecast to be flat to down 5 percent, with the decline attributable to low commodity prices and farm incomes, including continued pressure on the dairy sector. In South America, industry sales of tractors and combines are projected to be down 15 to 20 percent mainly as a result of economic and political concerns in Brazil. Asian sales are projected to be flat to down slightly, due in part to weakness in China.

Industry sales of turf and utility equipment in the U.S. and Canada are expected to be flat to up 5 percent for 2016. Deere sales are expected to benefit from new products and general economic growth.

Construction & Forestry. Deere’s worldwide sales of construction and forestry equipment are forecast to be down about 13 percent for 2016, including a negative currency-translation effect of about 1 percent. The forecast decline in sales largely reflects the impact of weak conditions in North America. In forestry, global industry sales are expected to be down 5 to 10 percent from last year’s strong levels.

Financial Services. Fiscal-year 2016 net income attributable to Deere & Company for the financial services operations is expected to be approximately $480 million. The outlook reflects less-favorable financing spreads, higher losses on lease residual values and an increased provision for credit losses. Additionally, 2015 results benefited from a gain on the sale of the crop insurance business.

John Deere Capital Corporation

The following is disclosed on behalf of the company’s financial services subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market.

Net income attributable to John Deere Capital Corporation was $69.6 million for the second quarter and $169.4 million year to date, compared with $115.9 million and $249.5 million for the respective periods last year. The decline for both periods was primarily due to higher losses on lease residual values, less-favorable financing spreads and a higher provision for credit losses.

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Net receivables and leases financed by JDCC were $33.208 billion at April 30, 2016, compared with $32.877 billion last year.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Statements under “Company Outlook & Summary,” “Market Conditions & Outlook,” and other forward-looking statements herein that relate to future events, expectations, trends and operating periods involve certain factors that are subject to change, and important risks and uncertainties that could cause actual results to differ materially.  Some of these risks and uncertainties could affect particular lines of business, while others could affect all of the company’s businesses.

The company’s agricultural equipment business is subject to a number of uncertainties including the many interrelated factors that affect farmers’ confidence and financial condition.  These factors include demand for agricultural products, world grain stocks, weather conditions (including its effects on timely planting and harvesting), soil conditions (including low subsoil moisture), harvest yields, prices for commodities and livestock, crop and livestock production expenses, availability of transport for crops, the growth and sustainability of non-food uses for some crops (including ethanol and biodiesel production), real estate values, available acreage for farming, the land ownership policies of various governments, changes in government farm programs and policies (including those in Argentina, Brazil, China, the European Union, India, Russia and the U.S.), international reaction to such programs, changes in environmental regulations and their impact on farming practices; changes in and effects of crop insurance programs, global trade agreements, animal diseases and their effects on poultry, beef and pork consumption and prices, crop pests and diseases, and the level of farm product exports (including concerns about genetically modified organisms).

Factors affecting the outlook for the company’s turf and utility equipment include consumer confidence, weather conditions, customer profitability, consumer borrowing patterns, consumer purchasing preferences, housing starts, infrastructure investment, spending by municipalities and golf courses, and consumable input costs.

Consumer spending patterns, real estate and housing prices, the number of housing starts and interest rates are especially important to sales of the company’s construction and forestry equipment.  The levels of public and non-residential construction also impact the

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results of the company’s construction and forestry segment.  Prices for pulp, paper, lumber and structural panels are important to sales of forestry equipment.

All of the company’s businesses and its reported results are affected by general economic conditions in the global markets and industries in which the company operates, especially material changes in economic activity in these markets and industries; customer confidence in general economic conditions; foreign currency exchange rates and their volatility, especially fluctuations in the value of the U.S. dollar; interest rates; and inflation and deflation rates.  Government spending and taxing could adversely affect the economy, employment, consumer and corporate spending, and company results.

Customer and company operations and results could be affected by changes in weather patterns; the political and social stability of the global markets in which the company operates; the effects of, or response to, terrorism and security threats; wars and other conflicts and the threat thereof and the response thereto; natural disasters; and the spread of major epidemics.

Significant changes in market liquidity conditions and any failure to comply with financial covenants in credit agreements could impact access to funding and funding costs, which could reduce the company’s earnings and cash flows.  Financial market conditions could also negatively impact customer access to capital for purchases of the company’s products and customer confidence and purchase decisions, borrowing and repayment practices, and the number and size of customer loan delinquencies and defaults.  A debt crisis, in Europe or elsewhere, could negatively impact currencies, global financial markets, social and political stability, funding sources and costs, asset and obligation values, customers, suppliers, demand for equipment, and company operations and results.  The company’s investment management activities could be impaired by changes in the equity, bond and other financial markets, which would negatively affect earnings.

Additional factors that could materially affect the company’s operations, access to capital, expenses and results include changes in and the impact of governmental trade, banking, monetary and fiscal policies, including financial regulatory reform and its effects on the consumer finance industry, derivatives, funding costs and other areas, and governmental programs, policies, tariffs and sanctions in particular jurisdictions or for the benefit of certain industries or sectors (including protectionist, economic, punitive and expropriation policies and trade and licensing restrictions that could disrupt international commerce); actions by the U.S. Federal Reserve Board and other central banks; actions by the U.S. Securities and Exchange Commission (SEC), the U.S. Commodity Futures Trading

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Commission and other financial regulators; actions by environmental, health and safety regulatory agencies, including those related to engine emissions, carbon and other greenhouse gas emissions, noise and the effects of climate change; changes in labor regulations; changes to accounting standards; changes in tax rates, estimates, and regulations and company actions related thereto; compliance with U.S. and foreign laws when expanding to new markets and otherwise; and actions by other regulatory bodies including changes in laws and regulations affecting the sectors in which the company operates.  Trade, financial and other sanctions imposed by the U.S., the European Union, Russia and other countries could negatively impact company assets, operations, sales, forecasts and results.  Customer and company operations and results also could be affected by changes to GPS radio frequency bands or their permitted uses.

Other factors that could materially affect results include production, design and technological innovations and difficulties, including capacity and supply constraints and prices; the availability and prices of strategically sourced materials, components and whole goods; delays or disruptions in the company’s supply chain or the loss of liquidity by suppliers; disruptions of infrastructures that support communications, operations or distribution; the failure of suppliers to comply with laws, regulations and company policy pertaining to employment, human rights, health, safety, the environment and other ethical business practices; events that damage the company’s reputation or brand; significant investigations, claims, lawsuits or other legal proceedings; start-up of new plants and new products; the success of new product initiatives and customer acceptance of new products; changes in customer product preferences and sales mix whether as a result of changes in equipment design to meet government regulations or for other reasons; gaps or limitations in rural broadband coverage, capacity and speed needed to support technology solutions; oil and energy prices, supplies and volatility; the availability and cost of freight; actions of competitors in the various industries in which the company competes, particularly price discounting; dealer practices especially as to levels of new and used field inventories; changes in demand and pricing for used equipment; labor relations and contracts; acquisitions and divestitures of businesses; the integration of new businesses; the implementation of organizational changes; difficulties related to the conversion and implementation of enterprise resource planning systems that disrupt business, negatively impact supply or distribution relationships or create higher than expected costs; security breaches and other disruptions to the company’s and suppliers’ information technology infrastructure; and changes in company declared dividends and common stock issuances and repurchases.

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Company results are also affected by changes in the level and funding of employee retirement benefits, changes in market values of investment assets, the level of interest and discount rates, and compensation, retirement and mortality rates which impact retirement benefit costs, and significant changes in health care costs including those which may result from governmental action.

The liquidity and ongoing profitability of John Deere Capital Corporation and other credit subsidiaries depend largely on timely access to capital in order to meet future cash flow requirements, to fund operations and costs associated with engaging in diversified funding activities, and to fund purchases of the company’s products.  If general economic conditions deteriorate or capital markets become more volatile, funding could be unavailable or insufficient.  Additionally, customer confidence levels may result in declines in credit applications and increases in delinquencies and default rates, which could materially impact write-offs and provisions for credit losses.

The company’s outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies.  Such estimates and data are often revised.  The company, except as required by law, undertakes no obligation to update or revise its outlook, whether as a result of new developments or otherwise.  Further information concerning the company and its businesses, including factors that potentially could materially affect the company’s financial results, is included in the company’s other filings with the SEC (including, but not limited to, the factors discussed in Item 1A. Risk Factors of the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q).

Deere Announces Second-Quarter Earnings	12

Second Quarter 2016 Press Release

(in millions of dollars)

Unaudited

	Three Months Ended			Six Months Ended
	April 30			April 30
			%			%
	2016	2015	Change	2016	2015	Change
Net sales and revenues:
Agriculture and turf	$5,742	$5,766		$9,341	$9,847	-5
Construction and forestry	1,365	1,633	-16	2,535	3,157	-20
Total net sales	7,107	7,399	-4	11,876	13,004	-9
Financial services	651	653		1,287	1,301	-1
Other revenues	117	119	-2	237	249	-5
Total net sales and revenues	$7,875	$8,171	-4	$13,400	$14,554	-8

Operating profit: *
Agriculture and turf	$614	$639	-4	$759	$907	-16
Construction and forestry	74	189	-61	143	335	-57
Financial services	160	265	-40	354	498	-29
Total operating profit	848	1,093	-22	1,256	1,740	-28
Reconciling items **	(115)	(79)	+46	(173)	(168)	+3
Income taxes	(238)	(324)	-27	(333)	(495)	-33
Net income attributable to Deere & Company	$495	$690	-28	$750	$1,077	-30

*                      Operating profit is income from continuing operations before corporate expenses, certain external interest expense, certain foreign exchange gains and losses and income taxes. Operating profit of the financial services segment includes the effect of interest expense and foreign exchange gains or losses.

**               Reconciling items are primarily corporate expenses, certain external interest expense, certain foreign exchange gains and losses and net income attributable to noncontrolling interests.

DEERE & COMPANY

STATEMENT OF CONSOLIDATED INCOME

For the Three Months Ended April 30, 2016 and 2015

(In millions of dollars and shares except per share amounts) Unaudited

	2016	2015
Net Sales and Revenues
Net sales	$7,106.6	$7,398.5
Finance and interest income	611.4	576.3
Other income	157.4	195.9
Total	7,875.4	8,170.7

Costs and Expenses
Cost of sales	5,531.0	5,694.2
Research and development expenses	345.0	341.1
Selling, administrative and general expenses	714.8	740.0
Interest expense	191.0	165.5
Other operating expenses	360.3	212.9
Total	7,142.1	7,153.7

Income of Consolidated Group before Income Taxes	733.3	1,017.0
Provision for income taxes	237.8	324.0
Income of Consolidated Group	495.5	693.0
Equity in loss of unconsolidated affiliates	(.8)	(2.2)
Net Income	494.7	690.8
Less: Net income (loss) attributable to noncontrolling interests	(.7)	.3
Net Income Attributable to Deere & Company	$495.4	$690.5

Per Share Data
Basic	$1.57	$2.05
Diluted	$1.56	$2.03

Average Shares Outstanding
Basic	315.1	337.1
Diluted	316.5	339.7

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

STATEMENT OF CONSOLIDATED INCOME

For the Six Months Ended April 30, 2016 and 2015

(In millions of dollars and shares except per share amounts) Unaudited

	2016	2015
Net Sales and Revenues
Net sales	$11,875.8	$13,003.6
Finance and interest income	1,210.5	1,169.9
Other income	313.6	380.3
Total	13,399.9	14,553.8

Costs and Expenses
Cost of sales	9,371.1	10,114.8
Research and development expenses	664.3	674.3
Selling, administrative and general expenses	1,307.7	1,398.9
Interest expense	364.3	345.6
Other operating expenses	608.0	435.5
Total	12,315.4	12,969.1

Income of Consolidated Group before Income Taxes	1,084.5	1,584.7
Provision for income taxes	333.3	494.6
Income of Consolidated Group	751.2	1,090.1
Equity in loss of unconsolidated affiliates	(2.7)	(12.4)
Net Income	748.5	1,077.7
Less: Net income (loss) attributable to noncontrolling interests	(1.3)	.5
Net Income Attributable to Deere & Company	$749.8	$1,077.2

Per Share Data
Basic	$2.37	$3.17
Diluted	$2.36	$3.14

Average Shares Outstanding
Basic	315.8	340.2
Diluted	317.1	342.8

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions of dollars) Unaudited

	April 30	October 31	April 30
	2016	2015	2015
Assets
Cash and cash equivalents	$4,133.2	$4,162.2	$4,355.4
Marketable securities	475.5	437.4	392.9
Receivables from unconsolidated affiliates	81.3	33.3	46.4
Trade accounts and notes receivable - net	4,898.9	3,051.1	4,717.1
Financing receivables - net	23,415.3	24,809.0	24,745.8
Financing receivables securitized - net	4,734.7	4,834.6	4,741.1
Other receivables	876.2	991.2	873.4
Equipment on operating leases - net	5,455.5	4,970.4	4,195.2
Inventories	4,061.0	3,817.0	4,624.2
Property and equipment - net	5,079.7	5,181.5	5,245.1
Investments in unconsolidated affiliates	236.7	303.5	299.2
Goodwill	835.0	726.0	737.0
Other intangible assets - net	120.5	63.6	60.4
Retirement benefits	285.4	215.6	313.9
Deferred income taxes	2,681.9	2,767.3	2,659.4
Other assets	1,812.5	1,583.9	1,587.5
Total Assets	$59,183.3	$57,947.6	$59,594.0

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$8,576.0	$8,426.6	$8,989.0
Short-term securitization borrowings	4,641.8	4,590.0	4,702.7
Payables to unconsolidated affiliates	109.5	80.6	130.1
Accounts payable and accrued expenses	6,980.8	7,311.5	7,260.2
Deferred income taxes	180.3	160.8	149.3
Long-term borrowings	24,648.0	23,832.8	23,622.8
Retirement benefits and other liabilities	6,856.2	6,787.7	6,563.9
Total liabilities	51,992.6	51,190.0	51,418.0

Redeemable noncontrolling interest	14.0

Stockholders’ Equity
Total Deere & Company stockholders’ equity	7,164.3	6,743.4	8,173.8
Noncontrolling interests	12.4	14.2	2.2
Total stockholders’ equity	7,176.7	6,757.6	8,176.0
Total Liabilities and Stockholders’ Equity	$59,183.3	$57,947.6	$59,594.0

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

STATEMENT OF CONSOLIDATED CASH FLOWS

For the Six Months Ended April 30, 2016 and 2015

(In millions of dollars) Unaudited

	2016	2015
Cash Flows from Operating Activities
Net income	$748.5	$1,077.7
Adjustments to reconcile net income to net cash used for operating activities:
Provision for credit losses	35.1	15.1
Provision for depreciation and amortization	761.8	682.9
Impairment charges	49.7
Share-based compensation expense	32.0	28.7
Undistributed earnings of unconsolidated affiliates	5.3	8.8
Provision for deferred income taxes	93.3	117.8
Changes in assets and liabilities:
Trade, notes and financing receivables related to sales	(1,311.5)	(860.8)
Insurance receivables		333.4
Inventories	(405.8)	(932.9)
Accounts payable and accrued expenses	(367.8)	(698.3)
Accrued income taxes payable/receivable	12.0	(76.3)
Retirement benefits	91.1	186.6
Other	(56.1)	(37.4)
Net cash used for operating activities	(312.4)	(154.7)

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	8,120.6	8,332.4
Proceeds from maturities and sales of marketable securities	71.4	791.9
Proceeds from sales of equipment on operating leases	630.1	552.3
Proceeds from sale of business, net of cash sold		148.8
Cost of receivables acquired (excluding receivables related to sales)	(6,872.9)	(7,426.1)
Purchases of marketable securities	(112.2)	(33.9)
Purchases of property and equipment	(232.6)	(324.3)
Cost of equipment on operating leases acquired	(1,204.1)	(830.2)
Acquisitions of businesses, net of cash acquired	(198.9)
Other	8.6	(58.9)
Net cash provided by investing activities	210.0	1,152.0

Cash Flows from Financing Activities
Increase in total short-term borrowings	38.3	1,147.0
Proceeds from long-term borrowings	3,276.6	2,512.2
Payments of long-term borrowings	(2,686.6)	(2,453.3)
Proceeds from issuance of common stock	11.1	86.1
Repurchases of common stock	(205.4)	(1,173.9)
Dividends paid	(383.2)	(415.8)
Excess tax benefits from share-based compensation	2.7	11.7
Other	(32.6)	(39.1)
Net cash provided by (used for) financing activities	20.9	(325.1)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	52.5	(103.8)

Net Increase (Decrease) in Cash and Cash Equivalents	(29.0)	568.4
Cash and Cash Equivalents at Beginning of Period	4,162.2	3,787.0
Cash and Cash Equivalents at End of Period	$4,133.2	$4,355.4

See Condensed Notes to Interim Consolidated Financial Statements.

Condensed Notes to Interim Consolidated Financial Statements (Unaudited)

(1)         Dividends declared and paid on a per share basis were as follows:

	Three Months Ended		Six Months Ended
	April 30		April 30
	2016	2015	2016	2015

Dividends declared	$.60	$.60	$1.20	$1.20
Dividends paid	$.60	$.60	$1.20	$1.20

(2)         The calculation of basic net income per share is based on the average number of shares outstanding. The calculation of diluted net income per share recognizes any dilutive effect of share-based compensation.

(3)         The consolidated financial statements represent the consolidation of all Deere & Company’s subsidiaries. In the supplemental consolidating data in Note 4 to the financial statements, “Equipment Operations” include the Company’s agriculture and turf operations and construction and forestry operations with “Financial Services” reflected on the equity basis.

(4) SUPPLEMENTAL CONSOLIDATING DATA
STATEMENT OF INCOME

For the Three Months Ended April 30, 2016 and 2015

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2016	2015	2016	2015
Net Sales and Revenues
Net sales	$7,106.6	$7,398.5
Finance and interest income	12.9	17.5	$662.9	$623.6
Other income	139.9	150.3	68.2	85.3
Total	7,259.4	7,566.3	731.1	708.9

Costs and Expenses
Cost of sales	5,531.5	5,694.7
Research and development expenses	345.0	341.1
Selling, administrative and general expenses	588.5	620.4	128.0	121.8
Interest expense	67.7	67.3	125.9	109.5
Interest compensation to Financial Services	61.8	53.4
Other operating expenses	91.4	37.2	317.4	212.8
Total	6,685.9	6,814.1	571.3	444.1

Income of Consolidated Group before Income Taxes	573.5	752.2	159.8	264.8
Provision for income taxes	180.4	228.6	57.4	95.4
Income of Consolidated Group	393.1	523.6	102.4	169.4

Equity in Income (Loss) of Unconsolidated Subsidiaries and Affiliates
Financial Services	102.6	169.8	.2	.4
Other	(1.0)	(2.6)
Total	101.6	167.2	.2	.4
Net Income	494.7	690.8	102.6	169.8
Less: Net income (loss) attributable to noncontrolling interests	(.7)	.3
Net Income Attributable to Deere & Company	$495.4	$690.5	$102.6	$169.8

*       Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

SUPPLEMENTAL CONSOLIDATING DATA (Continued)
STATEMENT OF INCOME

For the Six Months Ended April 30, 2016 and 2015

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2016	2015	2016	2015
Net Sales and Revenues
Net sales	$11,875.8	$13,003.6
Finance and interest income	30.8	38.0	$1,297.9	$1,256.6
Other income	280.0	310.4	116.3	150.2
Total	12,186.6	13,352.0	1,414.2	1,406.8

Costs and Expenses
Cost of sales	9,372.1	10,115.8
Research and development expenses	664.3	674.3
Selling, administrative and general expenses	1,069.6	1,160.6	242.0	243.0
Interest expense	129.8	138.4	245.9	232.4
Interest compensation to Financial Services	106.6	99.4
Other operating expenses	112.5	76.2	573.5	434.0
Total	11,454.9	12,264.7	1,061.4	909.4

Income of Consolidated Group before Income Taxes	731.7	1,087.3	352.8	497.4
Provision for income taxes	211.5	323.0	121.8	171.6
Income of Consolidated Group	520.2	764.3	231.0	325.8

Equity in Income (Loss) of Unconsolidated Subsidiaries and Affiliates
Financial Services	232.0	326.6	1.0	.8
Other	(3.7)	(13.2)
Total	228.3	313.4	1.0	.8
Net Income	748.5	1,077.7	232.0	326.6
Less: Net income (loss) attributable to noncontrolling interests	(1.3)	.5
Net Income Attributable to Deere & Company	$749.8	$1,077.2	$232.0	$326.6

*       Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEET

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*			FINANCIAL SERVICES
	April 30	October 31	April 30	April 30	October 31	April 30
	2016	2015	2015	2016	2015	2015
Assets
Cash and cash equivalents	$2,790.8	$2,900.0	$3,162.9	$1,342.4	$1,262.2	$1,192.5
Marketable securities	71.2	47.7		404.3	389.7	392.9
Receivables from unconsolidated subsidiaries and affiliates	2,226.2	2,428.7	2,558.0
Trade accounts and notes receivable - net	631.2	485.2	681.3	5,529.4	3,553.1	5,160.8
Financing receivables - net	.7	.9	8.7	23,414.6	24,808.1	24,737.1
Financing receivables securitized - net				4,734.7	4,834.6	4,741.1
Other receivables	778.2	849.5	780.7	130.8	152.9	122.5
Equipment on operating leases - net				5,455.5	4,970.4	4,195.2
Inventories	4,061.0	3,817.0	4,624.2
Property and equipment - net	5,026.2	5,126.2	5,191.7	53.5	55.3	53.4
Investments in unconsolidated subsidiaries and affiliates	4,774.7	4,817.6	4,895.5	11.9	10.5	10.5
Goodwill	835.0	726.0	737.0
Other intangible assets - net	120.5	63.6	60.4
Retirement benefits	280.9	211.9	314.3	23.2	25.0	29.0
Deferred income taxes	3,185.7	3,092.0	2,991.2	70.4	67.9	62.9
Other assets	883.0	807.3	889.9	932.3	779.1	700.2
Total Assets	$25,665.3	$25,373.6	$26,895.8	$42,103.0	$40,908.8	$41,398.1

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$218.7	$464.3	$549.6	$8,357.3	$7,962.3	$8,439.4
Short-term securitization borrowings				4,641.8	4,590.0	4,702.7
Payables to unconsolidated subsidiaries and affiliates	109.5	80.6	130.1	2,144.9	2,395.4	2,511.6
Accounts payable and accrued expenses	6,674.5	6,801.2	6,964.0	1,603.7	1,511.2	1,453.5
Deferred income taxes	102.7	86.8	79.3	651.8	466.6	464.8
Long-term borrowings	4,584.0	4,460.6	4,488.9	20,064.0	19,372.2	19,133.9
Retirement benefits and other liabilities	6,785.2	6,722.5	6,507.9	89.6	86.4	85.5
Total liabilities	18,474.6	18,616.0	18,719.8	37,553.1	36,384.1	36,791.4

Redeemable noncontrolling interest	14.0

Stockholders’ Equity
Total Deere & Company stockholders’ equity	7,164.3	6,743.4	8,173.8	4,549.9	4,524.7	4,606.7
Noncontrolling interests	12.4	14.2	2.2
Total stockholders’ equity	7,176.7	6,757.6	8,176.0	4,549.9	4,524.7	4,606.7
Total Liabilities and Stockholders’ Equity	$25,665.3	$25,373.6	$26,895.8	$42,103.0	$40,908.8	$41,398.1

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENT OF CASH FLOWS

For the Six Months Ended April 30, 2016 and 2015

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2016	2015	2016	2015
Cash Flows from Operating Activities
Net income	$748.5	$1,077.7	$232.0	$326.6
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	4.0	.3	31.1	14.8
Provision for depreciation and amortization	410.2	409.8	399.4	328.4
Impairment charges			49.7
Undistributed earnings of unconsolidated subsidiaries and affiliates	51.5	102.6	(1.0)	(.8)
Provision (credit) for deferred income taxes	(87.3)	(3.0)	180.6	120.8
Changes in assets and liabilities:
Trade receivables	(142.2)	(33.2)
Insurance receivables				333.4
Inventories	(136.7)	(656.8)
Accounts payable and accrued expenses	(107.9)	(219.2)	14.7	(336.8)
Accrued income taxes payable/receivable	.2	(82.1)	11.8	5.8
Retirement benefits	86.8	179.3	4.3	7.3
Other	(18.2)	75.8	40.7	(42.7)
Net cash provided by operating activities	808.9	851.2	963.3	756.8

Cash Flows from Investing Activities
Collections of receivables (excluding trade and wholesale)			8,699.2	8,998.2
Proceeds from maturities and sales of marketable securities	31.3	700.0	40.1	91.9
Proceeds from sales of equipment on operating leases			630.1	552.3
Proceeds from sale of business, net of cash sold				148.8
Cost of receivables acquired (excluding trade and wholesale)			(7,343.6)	(7,977.1)
Purchases of marketable securities	(63.1)		(49.1)	(33.9)
Purchases of property and equipment	(231.7)	(323.2)	(.9)	(1.1)
Cost of equipment on operating leases acquired			(1,567.7)	(1,203.4)
Increase in trade and wholesale receivables			(1,547.0)	(1,084.7)
Acquisitions of businesses, net of cash acquired	(198.9)
Other	(70.9)	(51.1)	53.6	(36.0)
Net cash provided by (used for) investing activities	(533.3)	325.7	(1,085.3)	(545.0)

Cash Flows from Financing Activities
Increase (decrease) in total short-term borrowings	(193.4)	84.6	231.7	1,062.4
Change in intercompany receivables/payables	290.8	960.7	(290.8)	(960.7)
Proceeds from long-term borrowings	133.5	7.0	3,143.1	2,505.2
Payments of long-term borrowings	(67.7)	(39.8)	(2,618.9)	(2,413.5)
Proceeds from issuance of common stock	11.1	86.1
Repurchases of common stock	(205.4)	(1,173.9)
Dividends paid	(383.2)	(415.8)	(277.1)	(419.6)
Excess tax benefits from share-based compensation	2.7	11.7
Other	(14.4)	(24.1)	2.9	13.2
Net cash provided by (used for) financing activities	(426.0)	(503.5)	190.9	(213.0)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	41.2	(79.7)	11.3	(24.1)

Net Increase (Decrease) in Cash and Cash Equivalents	(109.2)	593.7	80.2	(25.3)
Cash and Cash Equivalents at Beginning of Period	2,900.0	2,569.2	1,262.2	1,217.8
Cash and Cash Equivalents at End of Period	$2,790.8	$3,162.9	$1,342.4	$1,192.5

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.